EXHIBIT 10.4
SECURITY AND PLEDGE AGREEMENT
THIS SECURITY AND PLEDGE AGREEMENT (this “Agreement”) is entered into as of December 29, 2023 among ImmunityBio, Inc., a Delaware corporation (the “Company”), the Subsidiary Guarantors listed on the signature pages hereto, such other parties that may become Grantors hereunder after the date hereof (together with the Company and the Subsidiary Guarantors, each individually a “Grantor”, and collectively, the “Grantors”) and Infinity SA LLC, a Delaware limited liability company, in its capacity as agent (in such capacity, the “Purchaser Agent”) for the Secured Parties.
RECITALS
WHEREAS, pursuant to that certain Revenue Interest Purchase Agreement, dated as of the date hereof (as amended, restated, amended and restated, renewed, replaced, supplemented or otherwise modified from time to time, the “Purchase Agreement”) among the Company, the Purchasers party thereto and the Purchaser Agent, the Purchasers have agreed to purchase the Revenue Interests upon the terms and subject to the conditions set forth therein; and
WHEREAS, this Agreement is required by the terms of the Purchase Agreement.
NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.Definitions.
(a)Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement. Capitalized terms used and not otherwise defined either herein or in the Purchase Agreement shall have the meanings ascribed to such terms under the UCC. With reference to this Agreement, unless otherwise specified herein: (i) the definitions of terms herein shall apply equally to the singular and plural forms of the terms defined, (ii) whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms, (iii) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (iv) the word “will” shall be construed to have the same meaning and effect as the word “shall”, (v) any definition of, or reference to, any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document, as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (vi) any reference herein to any Person shall be construed to include such Person’s permitted successors and assigns, (vii) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (viii) all references herein to Sections, Exhibits and Schedules shall be construed to refer to Sections of, and Exhibits and Schedules to, this Agreement, (ix) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (x) the term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form, (xi) in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including,” the words “to” and “until” each mean “to but excluding,” and the word “through” means “to and including”, (xii) Section headings herein are included for convenience of reference only and shall not affect the interpretation of this Agreement and (xiii) where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.
(b)[Reserved].
(c)In addition, the following terms shall have the meanings set forth below:
“Anktiva Collateral” means (i) any Product Assets relating to, or necessary, used or reasonably useful for, the Development, Manufacturing and/or Commercialization of Anktiva and (ii) any and all products, rents, royalties, profits, claims, substitutions, additions, attachments, accessories, accessions and improvements to and replacements of or from any and all of the foregoing, and books and records relating to the foregoing.
“Assignment of Claims Act” means the Assignment of Claims Act of 1940 (41 U.S.C. Section 15, 31 U.S.C. Section 3737, and 31 U.S.C. Section 3727), including all amendments thereto and regulations promulgated thereunder.
“Collateral” means (a) all Accounts (including health‑care receivables), Chattel Paper, Contracts, Commercial Tort Claims (including, without limitation, those listed on Schedule 3 to the Disclosure Letter), Documents, Fixtures, General Intangibles (including all Intellectual Property), Equipment, Goods, Instruments, Inventory, Investment Property, Payment Intangibles, Letter of Credit Rights and Supporting Obligations, (b) all Pledged Equity and Pledged Investment Property, Deposit Accounts, Securities Accounts, cash or Cash Equivalents, wherever located and (c) any and all Proceeds, products, rents, royalties, profits, claims, substitutions, additions, attachments, accessories, accessions and improvements to and replacements of or from any and all of the foregoing, and books and records relating to the foregoing; provided that, for the avoidance of doubt, the definition of “Collateral” and definitions of and references to asset categories in the definition of Collateral and elsewhere in this Agreement or any agreement entered into or pursuant to this Agreement shall not include, Excluded Property.
“Copyrights” means, collectively, all of the following of any Grantor: (i) all copyrights, works protectable by copyright, copyright registrations and copyright applications anywhere in the world, (ii) all derivative works, counterparts, extensions and renewals of any of the foregoing, (iii) all income, royalties, damages and payments now or hereafter due and/or payable under any of the foregoing or with respect to any of the foregoing, including, without limitation, damages or payments for past, present and future infringements, violations or misappropriations of any of the foregoing, (iv) the right to sue for past, present and future infringements, violations or misappropriations of any of the foregoing and (v) all rights corresponding to any of the foregoing throughout the world.
“Excluded Property” means, with respect to any Grantor:
(a)assets for which a pledge thereof or a security interest therein is prohibited by Applicable Laws after giving effect to the applicable anti-assignment provisions of the UCC and other Applicable Law other than to the extent that any such prohibition would be rendered ineffective pursuant to the UCC or any other Applicable Law;
(b)any contract, lease, license or other agreements, or any goods or other property subject to a purchase money security interest, finance lease or similar arrangement, in each case, to the extent permitted under the Transaction Documents, to the extent that a pledge thereof or a security interest therein would (i) result in (A) a breach of the terms of, or constitute a default under, such contract, lease, license or other agreement or (B) the abandonment, invalidation, or unenforceability of any material right, title or interest of a Grantor under such contract, lease, license or other agreement, or (ii) create a right of termination in favor of any other party thereto (other than the Company and its Subsidiaries), in each case, after giving effect to the applicable anti-assignment clauses of the UCC, Applicable Laws or principles of equity, other than the proceeds thereof the assignment of which is expressly deemed effective under Applicable Laws notwithstanding such prohibition;
(c)any governmental licenses (but not the proceeds thereof) or state or local franchises, charters and authorizations, to the extent security interests in favor of the Purchaser Agent in such licenses, franchises, charters or authorizations are prohibited or restricted thereby; provided that (i) any such limitation described in this clause (c) on the security interests granted shall only apply to the extent that any such prohibition or restriction could not be rendered ineffective pursuant to the UCC of any applicable jurisdiction or any other Applicable Law or principles of equity and shall not apply to any proceeds or receivables thereof, the assignment of which is expressly deemed effective under the UCC notwithstanding such prohibition and (ii) in the event of the termination or elimination of any such prohibition or restriction contained in any applicable license, franchise, charter or authorization, a security interest in such licenses, franchises, charters or authorizations shall be automatically and simultaneously granted under the applicable Transaction Documents and such licenses, franchises, charters or authorizations shall be included as Collateral;
(d)Excluded Accounts;
(e)the Dunkirk Lease;
(f)Equity Interests in AccessBioScience, LLC, to the extent a Lien thereon is prohibited by or requires consent (which has not been obtained) under the organizational documents of AccessBioScience, LLC; and
(g)United States intent-to-use trademark or service mark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark or service mark application under federal law; provided, that after such period, each Grantor acknowledges that such interest in such trademark or service mark application shall be subject to a security interest in favor of the Purchaser Agent and shall be included in the Collateral;
provided that the Collateral shall at all times include (and “Excluded Property” shall not include) all proceeds arising from the sale or transfer of any of the foregoing Excluded Property to the extent such proceeds do not otherwise constitute Excluded Property.
“Government Contract” means a contract between any Grantor and an agency, department or instrumentality of the United States or any state, municipal or local Governmental Authority located in the United States or all obligations of any such Governmental Authority arising under any Account now or hereafter owing by any such Governmental Authority, as Account Debtor, to any Grantor.
“Intellectual Property” has the meaning provided in the Purchase Agreement.
“Issuer” means the issuer of any Pledged Equity.

“Non-Anktiva Collateral” means any assets of the Grantors that do not constitute Anktiva Collateral.
“Patents” has the meaning provided in the Purchase Agreement.
“Pledged Equity” means, with respect to each Grantor, 100% of the issued and outstanding Equity Interests of each Subsidiary of the Company that is directly owned by such Grantor, including the Equity Interests of the Subsidiaries owned by such Grantor as set forth on Schedule 2A to the Disclosure Letter (as updated from time to time in accordance with Section 4(c)(i)), in each case together with the certificates (or other agreements or instruments), if any, representing such shares, and all options and other rights, contractual or otherwise, with respect thereto, including, but not limited to, the following:
(1)all Equity Interests representing a dividend thereon, or representing a distribution or return of capital upon or in respect thereof, or resulting from a stock split, revision, reclassification or other exchange therefor, and any subscriptions, warrants, rights or options issued to the holder thereof, or otherwise in respect thereof; and
(2)in the event of any consolidation or merger involving any Issuer and in which such Issuer is not the surviving Person, all shares of each class of the Equity Interests of the successor Person formed by or resulting from such consolidation or merger, to the extent that such successor Person is a direct Subsidiary of a Grantor.
“Secured Parties” means, collectively, the Purchasers and the Purchaser Agent.
“Termination Date” has the meaning set forth in Section 4.
“Trademarks” means, collectively, all of the following of any Grantor: (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, internet domain names, trade styles, service marks, logos, other business identifiers, whether registered or unregistered, all registrations and recordings thereof, and all applications in connection therewith (other than each United States application to register any trademark or service mark prior to the filing under Applicable Law of a verified statement of use for such trademark or service mark) anywhere in the world, (ii) all counterparts, extensions and renewals of any of the foregoing, (iii) all income, royalties, damages and payments now or hereafter due and/or payable under any of the foregoing or with respect to any of the foregoing, including, without limitation, damages or payments for past, present or future infringements, violations, dilutions or misappropriations of any of the foregoing, (iv) the right to sue for past, present or future infringements, violations, dilutions or misappropriations of any of the foregoing and (v) all rights corresponding to any of the foregoing (including the goodwill) throughout the world.
“UCC” means the Uniform Commercial Code as in effect from time to time in the state of New York except as such term may be used in connection with the perfection of the Collateral and then the applicable jurisdiction with respect to such affected Collateral shall apply.
“USPTO” means the United States Patent and Trademark Office.
“Vessel” means any watercraft or other artificial contrivance used, or capable of being used, as a means of transportation on water (including, without limitation, those whose primary purpose is the maritime transportation of cargo or which are otherwise engaged, used or useful in any business activities of the Grantors) which are owned by and registered (or to be owned and registered) in the name of any of the Grantors, including, without limitation, any Vessel leased or otherwise registered in the foregoing parties’ names, pursuant to a lease or other operating agreement constituting a capital lease obligation, in each case together with all related spares, equipment and any additional improvements, vessel owned, bareboat chartered or operated by a Grantor other than Vessels owned by an entity other than a Grantor and which are managed under Vessel management agreements.
2.Grant of Security Interest in the Collateral. To secure the prompt payment and performance in full when due, whether by lapse of time, acceleration, mandatory prepayment or otherwise, of the Obligations, each Grantor hereby grants to the Purchaser Agent, for the benefit of the Secured Parties, a continuing security interest in, and a right to set off against, any and all right, title and interest of such Grantor in and to the Collateral, whether now owned or existing or owned, acquired, or arising hereafter.
The Grantors and the Purchaser Agent, on behalf of the Secured Parties, hereby acknowledge and agree that the security interest created hereby in the Collateral (A) constitutes continuing collateral security for all of the Obligations, whether now existing or hereafter arising, and (B) is not to be construed as an assignment of any Intellectual Property.
3.Representations and Warranties. Each Grantor hereby represents and warrants to the Purchaser Agent, for the benefit of the Secured Parties, that:
(a)Grantors. Schedule 1 to the Disclosure Letter sets forth as of the Closing Date (i) the name (within the meaning of Section 9-503 of the UCC) and jurisdiction of organization of each Grantor, (ii) the address for the chief executive office of each Grantor, and (iii) tax identification numbers, if any, and organizational identification numbers, if any, for each Grantor.
(b)Ownership. Each Grantor is the legal and beneficial owner of its Collateral and has the right to pledge, sell, assign or transfer the same. There exists no Adverse Claim with respect to the Pledged Equity of such Grantor.
(c)Security Interest/Priority. This Agreement creates a valid security interest in favor of the Purchaser Agent, for the benefit of the Secured Parties, in the Collateral of such Grantor and, when properly perfected by filing, shall constitute a valid and perfected, first priority (subject to Permitted Priority Liens) security interest in such Collateral (including all uncertificated Pledged Equity consisting of partnership or limited liability company interests that do not constitute Securities), to the extent such security interest can be perfected by filing a financing statement under the UCC, free and clear of all Liens except for Permitted Liens. No Grantor has authenticated any agreement authorizing any secured party thereunder to file a financing statement, except to perfect Permitted Liens. The taking of possession by the Purchaser Agent of the certificated securities (if any) evidencing the Pledged Equity and any other Instruments constituting Collateral will perfect and establish the first priority of the Purchaser Agent’s security interest in all the Pledged Equity evidenced by such certificated securities and such Instruments. With respect to any Collateral consisting of a Deposit Account, Securities Entitlement or held in a Securities Account, upon execution and delivery by the applicable Grantor, the applicable depository institution or Securities Intermediary and the Purchaser Agent of a Control Agreement to the extent required under the Purchase Agreement, the Purchaser Agent shall have a valid and perfected, first priority security interest in such Collateral, subject to Permitted Priority Liens.
(d)Types of Collateral. None of the Collateral consists of, or is the Proceeds of, (i) As-Extracted Collateral, (ii) Consumer Goods, (iii) Farm Products, (iv) Manufactured Homes,

(v) standing timber, (vi) an aircraft, airframe, aircraft engine or related property, (vii) an aircraft leasehold interest, (viii) a Vessel or (ix) any other interest in or to any of the foregoing.
(e)Accounts. (i) Each Account of the Grantors and the papers and documents relating thereto are genuine and in all material respects what they purport to be, (ii) each Account arises out of (A) a bona fide sale of goods sold and delivered by such Grantor (or is in the process of being delivered) or (B) services theretofore actually rendered by such Grantor to, the Account Debtor named therein, (iii) no Account of a Grantor is evidenced by any Instrument or Chattel Paper unless such Instrument or Chattel Paper, to the extent requested by the Purchaser Agent, has been endorsed over and delivered to, or submitted to the control of, the Purchaser Agent, (iv) no surety bond was required or given in connection with any Account of a Grantor or the contracts or purchase orders out of which they arose, (v) the right to receive payment under each Account is assignable and (vi) no Account Debtor has any defense, set-off, claim or counterclaim against any Grantor that can be asserted against the Purchaser Agent, whether in any proceeding to enforce the Purchaser Agent’s rights in the Collateral or otherwise, except defenses, setoffs, claims or counterclaims that are not, in the aggregate, material to the value of the Accounts.
(f)Inventory. With respect to any Inventory of a Grantor, each such Grantor has exclusive possession and control of such Inventory except for (i) Inventory in transit with common carriers or (ii) Inventory in the possession or control of a warehouseman, bailee or any agent, contract manufacturers or processor of such Grantor. No Inventory of a Grantor is held by a Person other than a Grantor pursuant to consignment, sale or return, sale on approval or similar arrangement. Collateral consisting of Inventory is of good and merchantable quality, free from material defects. None of such Inventory is subject to any licensing, Patent, Trademark, trade name or Copyright with any Person that restricts any Grantor’s ability to use, manufacture, lease, sell or otherwise dispose of such Inventory. The completion of the manufacturing process of such Inventory by a Person other than the applicable Grantor would be permitted under any contract to which such Grantor is a party or to which the Inventory is subject.
(g)Authorization of Pledged Equity. All Pledged Equity in a Subsidiary of a Grantor (i) is duly authorized and validly issued, (ii)is fully paid and, to the extent applicable, nonassessable and is not subject to the preemptive rights of any Person, (iii) is beneficially owned as of record by a Grantor and (iv) constitute all the issued and outstanding shares of all classes of the equity of such Issuer issued to such Grantor, to the extent required to be pledged hereunder.
(h)No Other Equity Interests, Instruments, Etc. (1) Schedule 2A to the Disclosure Letter (as updated from time to time by written notice to the Purchaser Agent) sets forth each Person whose Equity Interests are pledged hereunder, the number of shares of each class of Equity Interests of such Person, the certificate number and percentage ownership of outstanding shares of each class of Equity Interests of such Person and the class or nature of such Equity Interests (i.e., voting, non-voting, preferred, etc.) and (2) no Grantor owns any certificated Equity Interests in any Subsidiary that are required to be pledged and delivered to the Purchaser Agent hereunder except as set forth on Schedule 2A to the Disclosure Letter (as updated from time to time by written notice to the Purchaser Agent). No Grantor holds any Instruments, Documents or Chattel Paper required to be pledged and delivered to the Purchaser Agent pursuant to Section 4(c)(ii) other than as set forth on Schedule 2B to the Disclosure Letter (as updated from time to time by written notice to the Purchaser Agent) hereto. All such certificated securities, Instruments, Documents and Chattel Paper have been delivered to the Purchaser Agent to the extent required by the terms of this Agreement and the other Transaction Documents.

(i)Partnership and Limited Liability Company Interests. Except as previously disclosed to the Purchaser Agent, none of the Collateral consisting of an interest in a partnership or a limited liability company (i) is dealt in or traded on a securities exchange or in a securities market, (ii) by its terms expressly provides that it is a Security governed by Article 8 of the UCC, (iii) is a “security” within the meaning of the Investment Company Act of 1940 (an “Investment Company Security”), (iv) is held in a Securities Account or (v) constitutes a Security or a Financial Asset.
(j)[Reserved].
(k)Consents; Etc. No approval, consent, exemption, authorization or other action by, notice to, or filing with, any Regulatory Agency or other Governmental Authority or any other Person (including, without limitation, any stockholder, member or creditor of such Grantor), is necessary or required for (i) the grant by such Grantor of the security interest in the Collateral granted hereby or for the execution, delivery or performance of this Agreement by such Grantor, (ii) the perfection of such security interest (to the extent such security interest can be perfected by filing under the UCC, the granting of control (to the extent required under Section 4(c)) or by filing an appropriate notice with the USPTO or the United States Copyright Office) or (iii) the exercise by the Purchaser Agent or the Secured Parties of the rights and remedies provided for in this Agreement (including, without limitation, as against any Issuer), except for (A) the filing or recording of UCC financing statements or other filings under the Assignment of Claims Act, (B) the filing of appropriate notices with the USPTO and the United States Copyright Office, (C) obtaining control to perfect the Liens created by this Agreement (to the extent required under Section 4(c)), (D) such actions as may be required by Applicable Laws affecting the offering and sale of securities, (E) such actions as may be required by applicable foreign laws affecting the pledge of the Pledged Equity of Subsidiaries not formed under the laws of the United States and (F) consents, authorizations, filings or other actions which have been obtained or made.
(l)Commercial Tort Claims. No Grantor has any Commercial Tort Claims seeking damages, or with respect to which damages could reasonably be expected to be, in excess of $2,000,000 other than as set forth on Schedule 3 to the Disclosure Letter.
(m)Deposit Accounts, Securities Accounts and Commodity Accounts. Set forth on Schedule 4 to the Disclosure Letter is a description of all Deposit Accounts, Securities Accounts and Commodity Accounts of the Grantors, including the name of (A) the applicable Grantor, (B) in the case of a Deposit Account, the depository institution and whether such account is an Excluded Account (and, if so, under which clause of the definition of “Excluded Account”), (C) in the case of a Securities Account, the Securities Intermediary or issuer, as applicable, and (D) in the case of a Commodity Account, the Commodity Intermediary or issuer, as applicable.
(n)Copyrights, Patents and Trademarks.
(i)To the knowledge of each Grantor, as of the Closing Date, each issued material Patent and Trademark of such Grantor that is listed on Schedule 3.12(a) to the Disclosure Letter of the Purchase Agreement is valid, subsisting, unexpired, enforceable and has not been abandoned, except in the ordinary course of business or where such lapse or abandonment would not reasonably be likely to result in a Material Adverse Effect.
(ii)No holding, decision or judgment has been rendered by any Governmental Authority that would limit, cancel or question the validity of any material Patent of any Grantor.

(iii)To the knowledge of each Grantor, all applications pertaining to the material Copyrights, and material Patents and Trademarks of each Grantor have been duly and properly filed, and all registrations or letters pertaining to such material Copyrights, Patents and Trademarks have been duly and properly filed and issued, and that there are no unpaid maintenance, annuity or renewal currently overdue for any of the material Patents or Trademarks.
(iv)No Grantor has made any assignment or agreement in conflict with the security interest in the Intellectual Property of any Grantor hereunder.
(v)Each Grantor and each of its Subsidiaries, owns, or possesses the right to use, all of the Intellectual Property that is used in or reasonably necessary for the operation of their respective businesses, without known infringement or misappropriation of or conflict with the rights of any other Person.
(vi)To the knowledge of each Grantor, neither the conduct of the business of such Grantor and each of its Subsidiaries nor any slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed by such Grantor or any of its Subsidiaries is known to infringe, misappropriate, dilute or otherwise violate any rights held by any other Person.
(vii)Except as set forth on Schedule 5.11(a)(iii) to the Disclosure Letter, no Grantor or any Subsidiary thereof pays or owes any milestone payments, royalty payments, upfront payments, license payments and similar payments to any Person with respect to any Intellectual Property.
(viii)As of the Closing Date, no proceeding, claim or litigation regarding any of the foregoing is pending or threatened in writing.
4.Covenants. Each Grantor covenants that until the termination of the Purchase Agreement in accordance with the terms of Section 6.01 of the Purchase Agreement (such date, the “Termination Date”), such Grantor shall:
(a)Maintenance of Perfected Security Interest; Further Information.
(i)Maintain the security interest created by this Agreement as a first priority perfected security interest (subject only to Permitted Priority Liens) and shall defend such security interest against the claims and demands of all Persons whomsoever (other than the holders of Permitted Priority Liens).
(ii)From time to time furnish to the Purchaser Agent upon the Purchaser Agent’s or any Purchaser’s reasonable request, statements and schedules further identifying and describing the assets and property of such Grantor and such other reports in connection therewith as the Purchaser Agent or such Purchaser may reasonably request, all in reasonable detail.
(b)Required Notifications. Each Grantor shall promptly notify the Purchaser Agent, in writing, of: (i) any Lien (other than Permitted Liens) on any of the Collateral which would adversely affect the ability of the Purchaser Agent to exercise any of its remedies hereunder, and (ii) the occurrence of any other event which could reasonably be expected to have a material impairment on any material portion of the value of the Collateral or on the security interests created hereby.
(c)Perfection through Possession and Control.
(i)To the extent not previously delivered, deliver to the Purchaser Agent, concurrently with the delivery of each Quarterly Report pursuant to Section 5.02(a)(iii) of the Purchase Agreement, all certificates and instruments constituting Pledged Equity and a supplement to Schedule 2A to the Disclosure Letter to describe such Pledged Equity; provided, that if the issuer of any Pledged Equity becomes a Subsidiary Guarantor pursuant to Section 5.06(c) of the Purchase Agreement, then on or before the date such issuer of such Pledged Equity becomes a Subsidiary Guarantor, the Grantor of such Pledged Equity shall deliver to the Purchaser Agent all certificates and instruments constituting such Pledged Equity and a supplement to Schedule 2A to the Disclosure Letter to describe such Pledged Equity. Prior to delivery to the Purchaser Agent, all such certificates constituting Pledged Equity shall be held in trust by such Grantor for the benefit of the Purchaser Agent pursuant hereto. All such certificates representing Pledged Equity shall be delivered in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, substantially in the form provided in Exhibit A hereto or other form acceptable to the Purchaser Agent.
(ii)(1) To the extent not previously delivered, deliver to the Purchaser Agent, concurrently with the delivery of each Quarterly Report pursuant to Section 5.02(a)(iii) of the Purchase Agreement, all Instruments, Supporting Obligations, Investment Property, Documents and Chattel Paper (and with respect to Electronic Chattel Paper, take all steps reasonably necessary to grant the Purchaser Agent control of all such Electronic Chattel Paper in accordance with the UCC and all “transferable records” as that term is defined in Section 16 of the Uniform Electronic Transaction Act and Section 201 of the federal Electronic Signatures in Global and National Commerce Act as in effect in any relevant jurisdiction), in each case, with an individual face amount or value (whichever is higher) in excess of $2,000,000 and to the extent constituting Collateral, which shall be in form suitable for transfer by delivery, together with appropriate endorsements or other necessary instruments of registration, transfer or assignment, duly executed and in form and substance reasonably satisfactory to the Purchaser Agent, and in each case together with such other instruments or documents as the Purchaser Agent may reasonably request and (2) supplement Schedule 2B to the Disclosure Letter to describe any such Instrument, Chattel Paper, Investment Property, Supporting Obligations, Documents and Chattel Paper. Such Grantor shall ensure that any Collateral consisting of Chattel Paper is, if requested by the Purchaser Agent, marked with a legend reasonably acceptable to the Purchaser Agent indicating the Purchaser Agent’s security interest in such Chattel Paper. Each Grantor will, at its own cost and expense, cooperate with the Purchaser Agent in obtaining a control agreement, in form and substance reasonably satisfactory to the Purchaser Agent, and in taking such other actions as may be reasonably requested by the Purchaser Agent from time to time with respect to any Investment Property constituting Collateral or other Collateral in which a security interest may be perfected only by control under the UCC (or other Applicable Law).
(d)Filing of Financing Statements, Notices, Etc. Each Grantor shall execute and deliver to the Purchaser Agent and/or file such agreements, assignments or instruments (including affidavits, notices, reaffirmations and amendments and restatements of existing documents, as the Purchaser Agent may reasonably request) and do all such other things as the Purchaser Agent may reasonably deem necessary (i) to perfect and maintain the security interests granted hereunder in accordance with the UCC or other Applicable Law, including, without limitation, (A) financing statements (including continuation statements), (B) with regard to Copyrights included in the Collateral, a Notice of Grant of Security Interest in Copyrights for filing in the United States Copyright Office substantially in the form of Exhibit B or other form reasonably acceptable to the Purchaser Agent, (C) with regard to Patents included in the Collateral, a Notice of Grant of Security Interest in Patents for filing with the USPTO substantially in the form of Exhibit C or other form reasonably acceptable to the Purchaser Agent and (D) with regard to Trademarks included in the Collateral, a Notice of Grant of Security Interest in Trademarks for filing with the USPTO substantially in the form of Exhibit D or other form reasonably acceptable to the Purchaser Agent, (ii) to consummate the transactions contemplated hereby and (iii) to otherwise protect and assure the Purchaser Agent of its rights and interests hereunder.
(e)Collateral Held by Warehouseman, Bailee, Etc.
(i)Without limiting the generality of any other provision of this Agreement, each Grantor agrees that it shall not permit any Collateral valued in excess of (x) prior to the Milestone, $2,500,000 and (y) from and after the occurrence of the Milestone, $10,000,000 to be in the possession of any bailee, warehouseman, agent, processor or other third party at any time unless such bailee or other Person shall have been notified of the security interest created by this Agreement (or, if required under Applicable Law in order to perfect the Purchaser Agent’s security interest in such Collateral, such bailee or other Person shall have acknowledged to the Purchaser Agent in writing that it is holding such Collateral for the benefit of the Purchaser Agent and subject to such security interest and to the instructions of the Purchaser Agent) and such Grantor shall have exercised its commercially reasonable best efforts to obtain from such bailee or other Person, at such Grantor’s sole cost and expense, (1) the written acknowledgement described above (if not already required by Applicable Law to perfect the Purchaser Agent’s security interest) and agreement to waive and release any Lien (whether arising by operation of Applicable Law or otherwise) it may have with respect to such Collateral, such agreement to be in form and substance reasonably satisfactory to the Purchaser Agent and (2) such other documentation required by the Purchaser Agent or the Purchaser Agent (including, without limitation, subordination and access agreements in respect of such location).
(ii)At the Purchaser Agent’s reasonable request, perfect and protect such Grantor’s ownership interests in all Inventory stored with a consignee against creditors of the consignee by filing and maintaining financing statements against the consignee reflecting the consignment arrangement filed in all appropriate filing offices, providing any written notices required by the UCC to notify any prior creditors of the consignee of the consignment arrangement, and taking such other actions as may be appropriate to perfect and protect such Grantor’s interests in such inventory under Section 2-326, Section 9-103, Section 9-324 and Section 9-505 of the UCC or otherwise, which such financing statements filed pursuant to this Section 4(e)(ii) shall be assigned to the Purchaser Agent, for the benefit of the Secured Parties.
(f)Landlord Waivers.
(i)Use its commercially reasonable best efforts to deliver to Purchaser Agent a landlord waiver and collateral access agreement with respect to each Grantor’s (i) locations set forth in the Perfection Certificate as of the Closing Date and (ii) any other leased location at which Collateral is stored from time to time with an aggregate value in excess of, or with a per annum rental rate in excess of, in each case, (x) prior to the Milestone, $2,500,000 and (y) from and after the occurrence of the Milestone, $10,000,000; provided, that the requirement set forth in this sentence shall not apply to the property located at 3805 Lake Shore Drive E, Dunkirk, NY 14048.
(ii)In the event such Grantor leases any real property from any Affiliate after the Closing Date, substantially concurrently with its entry into the applicable lease, deliver to Purchaser Agent a leasehold mortgage in form and substance reasonably satisfactory to Purchaser Agent in favor of the Purchaser Agent for the benefit of the Purchasers with respect to such real property.
(g)Commercial Tort Claims. Execute and deliver such statements, documents and notices and do and cause to be done all such things as may be required by law to create, preserve, perfect and maintain the Purchaser Agent’s security interest in any Commercial Tort Claims set forth on Schedule 3 to the Disclosure Letter initiated by or in favor of any Grantor. If the Grantors (or any of them) obtain Commercial Tort Claims seeking damages, or with respect to which damages could reasonably be expected to be, in excess of $2,000,000 that are not described on Schedule 3 to the Disclosure Letter, then the applicable Grantor or Grantors shall (x) concurrently with the delivery of each Quarterly Report pursuant to Section 5.02(a)(iii) of the Purchase Agreement, notify the Purchaser Agent thereof and (y) after written request by the Purchaser Agent, supplement Schedule 3 to the Disclosure Letter to describe such Commercial Tort Claims in a manner that reasonably identifies such Commercial Tort Claims and which is otherwise reasonably satisfactory to the Purchaser Agent, and hereby authorizes the filing of additional financing statements or amendments to existing financing statements describing such Commercial Tort Claims, and agrees to do such other acts or things reasonably deemed necessary by the Purchaser Agent to give Purchaser Agent, on behalf of the Secured Parties, a first priority perfected security interest (subject to Permitted Priority Liens) in any such Commercial Tort Claim.
(h)Inventory. With respect to the Inventory of each Grantor:
(i)[reserved].
(ii)Produce, use, store and maintain the Inventory in accordance in all material respects with applicable standards of any insurance and in conformity in all material respects with Applicable Laws (including the requirements of the Federal Fair Labor Standards Act of 1938, as amended and all rules, regulations and orders related thereto).
(i)Books and Records. Cause each Issuer of Pledged Equity to mark its books and records to reflect the security interest granted pursuant to this Agreement.
(j)Nature of Collateral. At all times maintain the Collateral as personal property and not affix any Collateral that is material to the business of the Grantors or otherwise of any material value, or any Anktiva Collateral, to any real property in a manner which would change its nature from personal property to real property or a Fixture to real property, unless the Purchaser Agent shall have a perfected Lien on such Fixture or real property.
(k)Issuance or Acquisition of Equity Interests in Partnerships or Limited Liability Companies.

(i)Without first executing and delivering, or causing to be executed and delivered, to the Purchaser Agent such agreements, documents and instruments as the Purchaser Agent may reasonably require, no Grantor will issue or acquire any Pledged Equity consisting of an interest in a partnership or a limited liability company that (A) is dealt in or traded on a securities exchange or in a securities market, (B) by its terms expressly provides that it is a Security governed by Article 8 of the UCC, (C) is an Investment Company Security, (D) is held in a Securities Account or (E) constitutes a Security or a Financial Asset.
(ii)Without the prior written consent of the Purchaser Agent, no Grantor will (A) vote to enable, or take any other action to permit, any applicable Issuer to issue any Investment Property or Equity Interests consisting of Collateral and constituting partnership or limited liability company interests, except for additional Investment Property or Equity Interests constituting partnership or limited liability company interests that will be subject to the security interest granted herein in favor of the Secured Parties, or (B) enter into any agreement or undertaking, except to the extent permitted under the Purchase Agreement, restricting the right or ability of such Grantor or the Purchaser Agent to sell, assign or transfer any Investment Property or Pledged Equity or Proceeds thereof. The Grantors will defend the right, title and interest of the Purchaser Agent in and to any Investment Property and Pledged Equity against the claims and demands of all Persons whomsoever, other than claims constituting Permitted Liens under clause (p) thereof.
(iii)If any Grantor shall become entitled to receive or shall receive (A) any Certificated Securities (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the ownership interests of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any Investment Property, or otherwise in respect thereof, or (B) any sums paid upon or in respect of any Investment Property upon the liquidation or dissolution of any Issuer, in each case, to the extent constituting Collateral, such Grantor shall accept the same as the agent of the Secured Parties, hold the same in trust for the Secured Parties, segregated from other funds of such Grantor, and promptly deliver the same to the Purchaser Agent, on behalf of the Secured Parties, in accordance with the terms hereof.
(l)Intellectual Property.
(i)Not do any act or omit to do any act whereby any material Copyright may become invalidated and (A) not do any act, or omit to do any act, whereby any material Copyright may become injected into the public domain; (B) notify the Purchaser Agent immediately if it knows that any material Copyright may become injected into the public domain or of any materially adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any court or tribunal in the United States or any other country) regarding a Grantor’s ownership of any such Copyright or its validity; (C) take all necessary steps as it shall deem appropriate under the circumstances, to maintain and pursue each application (and to obtain the relevant registration) of each material Copyright owned by a Grantor and to maintain each registration of each material Copyright owned by a Grantor including, without limitation, filing of applications for renewal where necessary; and (D) promptly upon becoming aware, notify the Purchaser Agent of any material infringement, misappropriation, dilution or impairment of any material Copyright of a Grantor of which it becomes aware and take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Copyright, including, where appropriate, the bringing of suit for infringement, dilution or impairment or seeking injunctive relief and seeking to recover any and all damages for such infringement, misappropriation, dilution or impairment.
(ii)[Reserved.]
(iii)(A) Continue to maintain each material Trademark in full force free from any claim of abandonment for non-use, (B) maintain as in the past the quality of products and services offered under such material Trademark, (C) employ such material Trademark with the appropriate notice of registration, if applicable, (D) [reserved], and (E) not (and not permit any licensee or sublicensee thereof to) do any act or omit to do any act whereby any such material Trademark may become invalidated.
(iv)Not do any act, or omit to do any act, whereby any material Patent may become abandoned, invalidated or dedicated to the public.
(v)Promptly notify the Purchaser Agent if it knows that any application or registration relating to any material Patent or material Trademark may become abandoned or dedicated, or of any materially adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the USPTO or any court or tribunal in any country) regarding such Grantor’s ownership of any such material Patent or material Trademark or its right to register the same or to keep, maintain and enforce the same.
(vi)Take all commercially reasonable steps, including, without limitation, in any proceeding before the USPTO, or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of each material Patent and material Trademark, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.
(vii)Promptly notify the Purchaser Agent after it learns that any material Patent or material Trademark included in the Collateral is infringed, misappropriated, diluted or impaired by a third party, and take such actions as such Grantor shall reasonably deem appropriate under the circumstances and/or that Purchaser Agent reasonably requests to protect such Patent or Trademark, including, without limitation, the bringing of suit for infringement, dilution or impairment or seeking injunctive relief and seeking to recover any and all damages for such infringement, misappropriation, dilution or impairment.
(viii)Not make any assignment or agreement in conflict with the security interest in the Patents or Trademarks of each Grantor hereunder (except as permitted by the Purchase Agreement).
(ix)[Reserved].
(x)[Reserved].
(xi)Execute and deliver to the Purchaser Agent on the date hereof fully completed assignments in the forms of Exhibits B, C and D, as applicable, for recordation in the United States Copyright Office or the USPTO, as applicable, with regard to any

Collateral constituting Copyrights, Patents or Trademarks, as the case may be, in existence as of the Closing Date and set forth on Schedule 5 to the Disclosure Letter. In the event that after the date hereof any Grantor shall acquire any registered Copyright, Patent or Trademark constituting Collateral, or effect any registration of any Copyright, Patent or Trademark constituting Collateral or file any application for registration thereof, whether within the United States or any other country or jurisdiction, such Grantor shall provide written notice to the Purchaser Agent thereof concurrently with the delivery of a Quarterly Report for such calendar quarter pursuant to Section 5.02(a)(iii) of the Purchase Agreement, together with any additional information reasonably requested by, and sufficient to permit the Purchaser Agent, upon its receipt of such notice, to (and each Grantor hereby authorizes the Purchaser Agent to) modify this Agreement, as appropriate, by amending Schedule 5 to the Disclosure Letter or to add additional exhibits hereto to include any Copyright, Patent or Trademark that becomes part of the Collateral under this Agreement, and such Grantor shall additionally, at its own expense, execute and deliver to the Purchaser Agent, as promptly as possible (but in any event within ten (10) days after the date of any request therefor with regard to United States Patents, Trademarks and Copyrights constituting Collateral), fully completed assignments in the forms of Exhibits B, C and D, as applicable, for recordation in the United States Copyright Office or the USPTO as more fully described hereinabove, together in all instances with any other agreements, instruments and documents that the Purchaser Agent may reasonably request from time to time to further effect and confirm the assignment and security interest created by this Agreement in such Copyrights, Patents and Trademarks, and each Grantor hereby appoints the Purchaser Agent its attorney-in-fact to execute, deliver and record any and all such agreements, instruments and documents for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed and such power, being coupled with an interest, shall be irrevocable for so long as this Agreement shall be in effect with respect to such Grantor. Upon the occurrence and during the continuance of a Put Option Event, upon request of the Purchaser Agent, each Grantor shall use commercially reasonable efforts to obtain all requisite consents or approvals from the licensor of each In-License with respect to Grantor’s material Copyrights, material Patents or material Trademarks constituting Collateral to effect the assignment of all of such Grantor’s right, title and interest thereunder to the Purchaser Agent or its designee.
(m)Equipment. Maintain each item of Equipment in good working order and condition (reasonable wear and tear and obsolescence excepted), except to the extent that the failure to do so would not reasonably be expected to result in a Material Adverse Effect.
(n)Government Contracts. To the extent notice to the Purchaser Agent has not already been provided, promptly notify the Purchaser Agent, in writing, if it enters into any contract with a Governmental Authority under which such Governmental Authority, as Account Debtor, owes a monetary obligation to any Grantor under any Account.
(o)[Reserved].
(p)[Reserved].
(q)Further Assurances. Promptly upon the request of the Purchaser Agent, and at the sole expense of the Grantors, duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Purchaser Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, all applications, certificates, instruments, registration statements, and all other documents and papers the Purchaser Agent may reasonably request and as may be required by law in connection with the obtaining of any consent, approval, registration, qualification, or authorization of any Person deemed necessary or appropriate for the effective exercise of any rights under this Agreement.
5.Authorization to File Financing Statements. Each Grantor hereby authorizes the Purchaser Agent to prepare and file (and, to the extent applicable, sign) in the name of such Grantor such financing statements (including continuation statements) or amendments thereof or supplements thereto or other instruments as the Purchaser Agent may from time to time deem necessary or appropriate in order to perfect and maintain the security interests granted hereunder in accordance with the UCC (or other Applicable Law), which such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of Collateral that describes such property in any other manner as the Purchaser Agent may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral granted herein, including, without limitation, describing such property as “all assets, whether now owned or hereafter acquired” or “all personal property, whether now owned or hereafter acquired.”
6.Advances. Upon the occurrence and during the continuance of a Put Option Event, the Purchaser Agent may, at its sole option and in its sole discretion, perform any obligations hereunder of any Grantor on behalf of such Grantor necessary to preserve the value of the Collateral, and in so doing may expend such sums as the Purchaser Agent may reasonably deem advisable in the performance thereof, including, without limitation, the payment of any insurance premiums, the payment of any taxes, a payment to obtain a release of a Lien or potential Lien, expenditures made in defending against any adverse claim and all other expenditures which the Purchaser Agent may make for the protection of the security hereof or which may be compelled to make by operation of Applicable Law. All such sums and amounts so expended shall be repayable by the Grantors on a joint and several basis promptly upon timely notice thereof and demand therefor, shall constitute additional Obligations and shall bear interest from the date said amounts are expended at the rate set forth in Section 2.02(f) of the Purchase Agreement. No such performance of any covenant or agreement by the Purchaser Agent on behalf of any Grantor, and no such advance or expenditure therefor, shall relieve the Grantors of any Put Option Event. The Purchaser Agent may make any payment hereby authorized in accordance with any bill, statement or estimate procured from the appropriate public office or holder of the claim to be discharged without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax lien, title or claim except to the extent such payment is being contested in good faith by a Grantor in appropriate proceedings and against which adequate reserves are being maintained in accordance with GAAP.
7.Remedies.
(a)General Remedies. Upon the occurrence and during the continuance of a Put Option Event, the Purchaser Agent on behalf of the Secured Parties shall have, in addition to the rights and remedies provided herein, in the Transaction Documents, in any other documents relating to the Obligations, or by any Applicable Law (including, but not limited to, levy of attachment, garnishment and the rights and remedies set forth in the UCC of the jurisdiction applicable to the affected Collateral), the rights and remedies of a secured party under the UCC (regardless of whether the UCC is the law of the jurisdiction where the rights and remedies are asserted and regardless of whether the UCC applies to the affected Collateral), and further, the Purchaser Agent may, with or without judicial process or the aid and assistance of others, (i) enter on any premises on which any of the Collateral may be located and, without resistance or interference by the Grantors, take possession of the Collateral, (ii) dispose of any Collateral on any such premises, (iii) require the Grantors to assemble and make available to the Purchaser Agent at the expense of the Grantors any Collateral at any place and time designated by the Purchaser Agent which is reasonably convenient to both parties, (iv) remove any Collateral from any such premises for the purpose of effecting sale or other disposition thereof, (v) without demand and without advertisement, notice, hearing or process of law, all of which each of the Grantors hereby waives to the fullest extent permitted by Applicable Law, at any place and time or times, sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels of any or all Collateral held by or for it at public or private sale (which in the case of a private sale of Pledged Equity, shall be to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof), at any exchange or broker’s board or elsewhere, by one or more contracts, in one or more parcels, for money, upon credit or otherwise, at such prices and upon such terms as the Purchaser Agent deems advisable, in its sole discretion (subject in all cases to any and all mandatory legal requirements) and/or (vi) complete and tender each internet domain name transfer document in its own name, place and stead of the Grantor in order to effect the transfer of any internet domain name registration, either to the Purchaser Agent or to another transferee, as the case may be and maintain, obtain access to, and continue to operate, in its own name or in the name, place and stead of such Grantor, such Grantor’s internet website and the contents thereof, and all related advertising, linking and technology licensing and other contractual relationships, in each case in connection with the maintenance, preservation, operation, sale or other disposition of the Collateral or for any other purpose permitted under the Transaction Documents or by Applicable Law. Each Grantor acknowledges that any such private sale may be at prices and on terms less favorable to the seller than the prices and other terms which might have been obtained at a public sale and, notwithstanding the foregoing, agrees that such private sale shall be deemed to have been made in a commercially reasonable manner and, in the case of a sale of Pledged Equity, that the Purchaser Agent shall have no obligation to delay sale of any such securities for the period of time necessary to permit the Issuer of such securities to register such securities for public sale under the Securities Act of 1933. The Purchaser Agent or any other Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by Applicable Law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold. Neither the Purchaser Agent’s compliance with Applicable Law nor its disclaimer of warranties relating to the Collateral shall be considered to adversely affect the commercial reasonableness of any sale. To the extent the rights of notice cannot be legally waived hereunder, each Grantor agrees that any requirement of reasonable notice shall be met if such notice, specifying the place of any public sale or the time after which any private sale is to be made, is personally served on or mailed, postage prepaid, to the Company in accordance with the notice provisions of Section 8.02 of the Purchase Agreement at least ten (10) days before the time of sale or other event giving rise to the requirement of such notice. Each Grantor further acknowledges and agrees that any offer to sell any Pledged Equity which has been (A) publicly advertised on a bona fide basis in a newspaper or other publication of general circulation in the financial community of New York, New York (to the extent that such offer may be advertised without prior registration under the Securities Act of 1933), or (B) made privately in the manner described above shall be deemed to involve a “public sale” under the UCC, notwithstanding that such sale may not constitute a “public offering” under the Securities Act of 1933, and the Purchaser Agent may, in such event, bid for the purchase of such securities. The Purchaser Agent shall not be obligated to make any sale or other disposition of the Collateral regardless of notice having been given. To the extent permitted by Applicable Law, any Secured Party may be a purchaser at any such sale. To the extent permitted by Applicable Law, each of the Grantors hereby waives all of its rights of redemption with respect to any such sale. Subject to the provisions of Applicable Law, the Purchaser Agent may postpone or cause the postponement of the sale of all or any portion of the Collateral by announcement at the time and place of such sale, and such sale may, without further notice, to the extent permitted by Applicable Law, be made at the time and place to which the sale was postponed, or the Purchaser Agent may further postpone such sale by announcement made at such time and place. To the extent permitted by Applicable Law, each Grantor waives all claims, damages and demands it may acquire against the Purchaser Agent or any Secured Party arising out of the exercise by them of any rights hereunder except to the extent any such claims, damages or demands result solely from the gross negligence or willful misconduct of the Purchaser Agent or any other Secured Party as determined by a final non-appealable judgment of a court of competent jurisdiction, in each case against whom such claim is asserted. Each Grantor agrees that the internet shall constitute a “place” for purposes of Section 9-610(b) of the UCC and that any sale of Collateral to a licensor pursuant to the terms of a license agreement between such licensor and a Grantor is sufficient to constitute a commercially reasonable sale (including as to method, terms, manner, and time) within the meaning of Section 9-610 of the UCC.
(b)Remedies Relating to Accounts.
(i)Upon the occurrence and during the continuance of a Put Option Event, whether or not the Purchaser Agent has exercised any or all of its rights and remedies hereunder, (A) upon request of the Purchaser Agent, each Grantor shall notify (such notice to be in form and substance satisfactory to the Purchaser Agent) its Account Debtors and parties to the Material Contracts subject to a security interest hereunder that such Accounts and the Material Contracts have been assigned to the Purchaser Agent, for the benefit of the Secured Parties and promptly upon request of the Purchaser Agent, instruct all Account Debtors to remit all payments in respect of Accounts to a mailing location selected by the Purchaser Agent and (B) the Purchaser Agent shall have the right to enforce any Grantor’s rights against its customers and Account Debtors, and the Purchaser Agent or its designee may notify any Grantor’s customers and Account Debtors that the Accounts of such Grantor have been assigned to the Purchaser Agent or of the Purchaser Agent’s security interest therein, and may (either in its own name or in the name of a Grantor or both) demand, collect (including without limitation by way of a lockbox arrangement), receive, take receipt for, sell, sue for, compound, settle, compromise and give acquittance for any and all amounts due or to become due on any Account, and, in the Purchaser Agent’s discretion, file any claim or take any other action or proceeding to protect and realize upon the security interest of the Secured Parties in the Accounts.
(ii)Each Grantor acknowledges and agrees that the Proceeds of its Accounts remitted to or on behalf of the Purchaser Agent in accordance with the provisions hereof shall be solely for the Purchaser Agent’s own convenience and that such Grantor shall not have any right, title or interest in such Accounts or in any such other amounts except as expressly provided herein. Neither the Purchaser Agent nor the Secured Parties shall have any liability or responsibility to any Grantor for acceptance of a check, draft or other order for payment of money bearing the legend “payment in full” or words of similar import or any other restrictive legend or endorsement or be responsible for determining the correctness of any remittance.
(iii)Upon the occurrence and during the continuance of a Put Option Event, (A) the Purchaser Agent shall have the right, but not the obligation, to make test verifications of the Accounts in any manner and through any medium that it reasonably considers advisable, and the Grantors shall furnish all such assistance and information as the Purchaser Agent may require in connection with such test verifications, (B) upon the Purchaser Agent’s request and at the expense of the Grantors, the Grantors shall cause independent public accountants or others satisfactory to the Purchaser Agent to furnish to the Purchaser Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Accounts and (C) the Purchaser Agent in its own name or in the name of others may communicate with Account Debtors on the Accounts to verify with them to the Purchaser Agent’s satisfaction the existence, amount and terms of any Accounts.
(iv)Upon the occurrence and during the continuance of a Put Option Event, and upon the request of the Purchaser Agent, each Grantor shall forward to the Purchaser Agent, on the last Business Day of each week, deposit slips related to all cash, money, checks or any other similar items of payment received by the Grantor during such week, and, if requested by the Purchaser Agent, copies of such checks or any other similar items of payment, together with a statement showing the application of all payments on the Collateral during such week and a collection report with regard thereto, in form and substance satisfactory to the Purchaser Agent.
(c)Deposit Accounts/Commodity Accounts/Securities Accounts. Upon the occurrence and during the continuance of a Put Option Event, the Purchaser Agent may prevent withdrawals or other dispositions of funds in Deposit Accounts, Commodity Accounts and Securities Accounts subject to Control Agreements or held with any Secured Party.
(d)Investment Property/Pledged Equity. Upon the occurrence and during the continuance of a Put Option Event, the Purchaser Agent shall have the right to receive any and all cash dividends, payments or distributions made in respect of any Investment Property or Pledged Equity or other Proceeds paid in respect of any Investment Property or Pledged Equity, and any or all of any Investment Property or Pledged Equity may, at the option of the Purchaser Agent, be registered in the name of the Purchaser Agent or its nominee, and the Purchaser Agent or its nominee may thereafter exercise (i) all voting, corporate and other rights pertaining to such Investment Property, or any such Pledged Equity at any meeting of shareholders, partners or members of the relevant Issuers or otherwise and (ii) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Investment Property or Pledged Equity as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Investment Property or Pledged Equity upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate, partnership or limited liability company structure of any Issuer or upon the exercise by any Grantor or the Purchaser Agent of any right, privilege or option pertaining to such Investment Property or Pledged Equity, and in connection therewith, the right to deposit and deliver any and all of the Investment Property or Pledged Equity with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Purchaser Agent may determine), all without liability except to account for property actually received by it; but the Purchaser Agent shall have no duty to any Grantor to exercise any such right, privilege or option and the Purchaser Agent and the other Secured Parties shall not be responsible for any failure to do so or delay in so doing. In furtherance thereof, each Grantor hereby authorizes and instructs each Issuer with respect to any Collateral consisting of Investment Property and/or Pledged Equity to (A) comply with any instruction received by it from the Purchaser Agent in writing that (1) states that a Put Option Event has occurred and is continuing and (2) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying following receipt of such notice and prior to notice that such Put Option Event has been waived in accordance with Section 8.08 of the Purchase Agreement, and (B) except as consented in writing by the Purchaser Agent or otherwise expressly permitted hereby, until such Put Option Event shall have been waived by the Purchaser Agent in accordance with Section 8.08 of the Purchase Agreement, pay any dividends, distributions or other payments with respect to any Investment Property or Pledged Equity directly to the Purchaser Agent. Unless the Purchaser Agent shall have given notice to the relevant Grantor of the Purchaser Agent’s intent to exercise its corresponding rights pursuant to this Section 7, each Grantor shall be permitted to receive all cash dividends, payments or other distributions made in respect of any Investment Property and any Pledged Equity, in each case paid in the normal course of business of the relevant Issuer and consistent with past practice, to the extent not prohibited in the Purchase Agreement, and to exercise all voting and other corporate, company and partnership rights with respect to any Investment Property and Pledged Equity to the extent not prohibited with the terms of this Agreement and the other Transaction Documents.
(e)Material Contracts. Upon the occurrence and during the continuance of a Put Option Event, the Purchaser Agent shall be entitled to (but shall not be required to): (i) proceed to perform any and all obligations of the applicable Grantor under any Material Contract and exercise all rights of such Grantor thereunder as fully as such Grantor itself could, (ii) do all other acts which the Purchaser Agent may deem necessary or proper to protect its security interest granted hereunder, provided such acts are not inconsistent with or in violation of the terms of any of the Purchase Agreement, of the other Transaction Documents or Applicable Law, and (iii) sell, assign or otherwise transfer any Material Contract in accordance with the Purchase Agreement, the other Transaction Documents and Applicable Law, subject, however, to the prior approval of each other party to such Material Contract, to the extent required under such Material Contract.
(f)Access. In addition to the rights and remedies hereunder, upon the occurrence and during the continuance of a Put Option Event, the Purchaser Agent shall have the right to enter and remain upon the various premises of the Grantors without cost or charge to the Purchaser Agent, and use the same, together with materials, supplies, books and records of the Grantors for the purpose of collecting and liquidating the Collateral, or for preparing for sale and conducting the sale of the Collateral, whether by foreclosure, auction or otherwise. In addition, upon the occurrence and during the continuance of a Put Option Event, the Purchaser Agent may remove Collateral, or any part thereof, from such premises and/or any records with respect thereto, in order to effectively collect or liquidate such Collateral. If the Purchaser Agent exercises its right to take possession of the Collateral, each Grantor shall also at its expense perform any and all other steps reasonably requested by the Purchaser Agent to preserve and protect the security interest hereby granted in the Collateral, such as placing and maintaining signs indicating the security interest of the Purchaser Agent, appointing overseers for the Collateral and maintaining inventory records.
(g)Nonexclusive Nature of Remedies. Failure by the Purchaser Agent or the Secured Parties to exercise any right, remedy or option under this Agreement, any other Transaction Document, any other document relating to the Obligations, or as provided by Applicable Law, or any delay by the Purchaser Agent or the Secured Parties in exercising the same, shall not operate as a waiver of any such right, remedy or option. No waiver of any provision hereunder shall be effective unless it satisfies the requirements set forth in Section 8.08 of the Purchase Agreement. To the extent permitted by Applicable Law, neither the Purchaser Agent, the Secured Parties, nor any party acting as attorney for the Purchaser Agent or the Secured Parties, shall be liable hereunder for any acts or omissions or for any error of judgment or mistake of fact or law other than their gross negligence or willful misconduct hereunder as determined by a final non-appealable judgment of a court of competent jurisdiction. The rights and remedies of the Purchaser Agent and the Secured Parties under this Agreement shall be cumulative and not exclusive of any other right or remedy which the Purchaser Agent or the Secured Parties may have.
(h)Retention of Collateral. In addition to the rights and remedies hereunder, the Purchaser Agent may, in compliance with Sections 9-620 and 9-621 of the UCC or otherwise in compliance with the requirements of Applicable Law of the relevant jurisdiction, accept or retain the Collateral in satisfaction of the Obligations. Unless and until the Purchaser Agent shall have provided such notices, however, the Purchaser Agent shall not be deemed to have retained any Collateral in satisfaction of any Obligations for any reason.
(i)Waiver; Deficiency. Each Grantor hereby waives, to the extent permitted by Applicable Laws, all rights of redemption, appraisement, valuation, stay, extension or moratorium now or hereafter in force under any Applicable Laws in order to prevent or delay the enforcement of this Agreement or the absolute sale of the Collateral or any portion thereof. In the event that the proceeds of any sale, collection or realization are insufficient to pay all amounts to which the Purchaser Agent or the Secured Parties are legally entitled, the Grantors shall be jointly and severally liable for the deficiency, together with interest thereon at the rate set forth in Section 2.02(f) of the Purchase Agreement, together with the costs of collection and the fees, charges and disbursements of counsel. Any surplus remaining after the full payment and satisfaction of the Obligations shall be returned to the Grantors or to whomsoever a court of competent jurisdiction shall determine to be entitled thereto.
(j)[Reserved].
(k)Licenses.
(i)For the purpose of enabling the Purchaser Agent to, upon the occurrence and during the continuance of a Put Option Event, exercise rights and remedies under this Section 7 (including in order to take possession of, collect, receive, assemble, process, appropriate, remove, realize upon, sell, assign, license out, convey, transfer or grant options to purchase any Collateral), each Grantor hereby grants to the Purchaser Agent, for the benefit of the Purchasers and all other Secured Parties, an irrevocable (until the Termination Date), nonexclusive, worldwide, assignable license (which license may be exercised only upon the occurrence during the continuance of a Put Option Event, without payment of royalty or other compensation to any Grantor or any Subsidiary thereof), to practice, use, sublicense or otherwise exploit any Intellectual Property now owned or hereafter acquired by such Grantor or any of its Subsidiaries or licensed or sublicensed to such Grantor or any of its Subsidiaries, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof to the extent that such non-exclusive license (A) does not violate the express terms of any agreement between a Grantor or any of its Subsidiaries and a third party governing such Intellectual Property existing as of the Closing Date, or gives such third party any right of acceleration, modification, termination or cancellation therein and (B) is not prohibited by any Applicable Law; provided that such license and sublicenses with respect to Trademarks shall be subject to the maintenance of quality standards with respect to the goods and services on which such Trademarks are used sufficient to preserve the validity of such Trademarks. The exercise of such license by the Purchaser Agent may be exercised solely upon the occurrence and during the continuance of a Put Option Event and solely for the purpose of exercising remedies in accordance with the Purchase Agreement; provided that any license, sublicense or other transaction entered into by the Purchaser Agent in accordance with the provisions of this Agreement shall be binding upon the Grantors and each of their respective Subsidiaries, notwithstanding any subsequent waiver in accordance with Section 8.08 of the Purchase Agreement of a Put Option Event.
8.Rights of the Purchaser Agent.

(a)Power of Attorney. In addition to other powers of attorney contained herein, each Grantor hereby designates and appoints the Purchaser Agent, on behalf of the Secured Parties, and each of its designees or agents, as attorney-in-fact of such Grantor, irrevocably and with power of substitution, with authority to take any or all of the following actions solely upon the occurrence and during the continuance of a Put Option Event; provided that such power of attorney shall terminated automatically upon the Termination Date without any action by any Person:
(i)to demand, collect, settle, compromise, adjust, give discharges and releases, all as the Purchaser Agent may reasonably determine;
(ii)to commence and prosecute any actions at any court for the purposes of collecting any Collateral and enforcing any other right in respect thereof;
(iii)to defend, settle or compromise any action brought and, in connection therewith, give such discharge or release as the Purchaser Agent may deem reasonably appropriate;
(iv)to receive, open and dispose of mail addressed to a Grantor and endorse checks, notes, drafts, acceptances, money orders, bills of lading, warehouse receipts or other instruments or documents evidencing payment, shipment or storage of the goods giving rise to the Collateral of such Grantor on behalf of and in the name of such Grantor, or securing, or relating to such Collateral;
(v)to sell, assign, transfer, make any agreement in respect of, or otherwise deal with or exercise rights in respect of, any Collateral or the goods or services which have given rise thereto, as fully and completely as though the Purchaser Agent were the absolute owner thereof for all purposes;
(vi)to adjust and settle claims under any insurance policy relating thereto;
(vii)to execute and deliver all assignments, conveyances, statements, financing statements, continuation financing statements, security agreements, affidavits, notices and other agreements, instruments and documents that the Purchaser Agent may determine necessary in order to perfect and maintain the security interests and liens granted in this Agreement and in order to fully consummate all of the transactions contemplated herein;
(viii)to institute any foreclosure proceedings that the Purchaser Agent may deem appropriate;
(ix)to sign and endorse any drafts, assignments, proxies, stock powers, verifications, notices and other documents relating to the Collateral;
(x)to exchange any of the Pledged Equity or other property upon any merger, consolidation, reorganization, recapitalization or other readjustment of the Issuer thereof and, in connection therewith, deposit any of the Pledged Equity with any committee, depository, transfer agent, registrar or other designated agency upon such terms as the Purchaser Agent may reasonably deem appropriate;
(xi)to vote for a shareholder resolution, or to sign an instrument in writing, sanctioning the transfer of any or all of the Pledged Equity into the name of the Purchaser

Agent or one or more of the Secured Parties or into the name of any transferee to whom the Pledged Equity or any part thereof may be sold pursuant to Section 7;
(xii)to pay or discharge taxes, liens, security interests or other encumbrances levied or placed on or threatened against the Collateral;
(xiii)to direct any parties liable for any payment in connection with any of the Collateral to make payment of any and all monies due and to become due thereunder directly to the Purchaser Agent or as the Purchaser Agent shall direct;
(xiv)to receive payment of and receipt for any and all monies, claims, and other amounts due and to become due at any time in respect of or arising out of any Collateral;
(xv)in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Purchaser Agent may request to evidence the security interests created hereby in such Intellectual Property and the goodwill and General Intangibles of such Grantor relating thereto or represented thereby; and
(xvi)do and perform all such other acts and things as the Purchaser Agent may reasonably deem to be necessary, proper or convenient in connection with the foregoing.
This power of attorney is a power coupled with an interest and shall be irrevocable until the Termination Date. The Purchaser Agent shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to the Purchaser Agent in this Agreement, and shall not be liable for any failure to do so or any delay in doing so. The Purchaser Agent shall not be liable for any act or omission or for any error of judgment or any mistake of fact or law in its individual capacity or its capacity as attorney-in-fact except acts or omissions resulting from its gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction. This power of attorney is conferred on the Purchaser Agent solely to protect, preserve and realize upon its security interest in the Collateral and shall not impose any duty upon the Purchaser Agent or any other Secured Party to exercise any such powers.
(b)Assignment by the Purchaser Agent. The Purchaser Agent may from time to time assign the Obligations to a successor Purchaser Agent appointed in accordance with the Purchase Agreement, and such successor shall be entitled to all of the rights and remedies of the Purchaser Agent under this Agreement in relation thereto.
(c)The Purchaser Agent’s Duty of Care. Other than the exercise of reasonable care to assure the safe custody of the Collateral while being held by the Purchaser Agent hereunder, the Purchaser Agent shall have no duty or liability to preserve rights pertaining thereto, it being understood and agreed that the Grantors shall be responsible for preservation of all rights in the Collateral, and the Purchaser Agent shall be relieved of all responsibility for the Collateral upon surrendering it or tendering the surrender of it to the Grantors. The Purchaser Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Purchaser Agent accords its own property, which shall be no less than the treatment employed by a reasonable and prudent agent in the industry, it being understood that the Purchaser Agent shall not have responsibility for taking any necessary steps to preserve rights against any parties with respect to any of the Collateral. In the event of a public or private sale of Collateral pursuant to Section 7 hereof, the

Purchaser Agent shall have no responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Collateral, whether or not the Purchaser Agent has or is deemed to have knowledge of such matters, or (ii) taking any steps to clean, repair or otherwise prepare the Collateral for sale.
(d)Liability with Respect to Accounts. Anything herein to the contrary notwithstanding, each of the Grantors shall remain liable under each of the Accounts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to each such Account. Neither the Purchaser Agent nor any Secured Party shall have any obligation or liability under any Account (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Purchaser Agent or any Secured Party of any payment relating to such Account pursuant hereto, nor shall the Purchaser Agent or any Secured Party be obligated in any manner to perform any of the obligations of a Grantor under or pursuant to any Account (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.
(e)Voting and Payment Rights in Respect of the Pledged Equity.
(i)So long as no Put Option Event shall exist, each Grantor may (A) exercise any and all voting and other consensual rights pertaining to the Pledged Equity of such Grantor or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Purchase Agreement and (B) receive and retain any and all dividends (other than stock dividends and other dividends constituting Collateral which are addressed hereinabove), principal or interest paid in respect of the Pledged Equity to the extent they are allowed under the Purchase Agreement; and
(ii)Upon the occurrence and during the continuance of a Put Option Event, (A) all rights of a Grantor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to clause (i)(A) above shall cease and all such rights shall thereupon become vested in the Purchaser Agent which shall then have the sole right to exercise such voting and other consensual rights, (B) all rights of a Grantor to receive the dividends, principal and interest payments which it would otherwise be authorized to receive and retain pursuant to clause (i)(B) above shall cease and all such rights shall thereupon be vested in the Purchaser Agent which shall then have the sole right to receive and hold as Collateral such dividends, principal and interest payments, and (C) all dividends, principal and interest payments which are received by a Grantor contrary to the provisions of clause (ii)(B) above shall be received in trust for the benefit of the Purchaser Agent, shall be segregated from other property or funds of such Grantor, and shall be forthwith paid over to the Purchaser Agent as Collateral in the exact form received, to be held by the Purchaser Agent as Collateral and as further collateral security for the Obligations.
(f)Releases of Collateral.
(i)If any Collateral shall be sold, assigned, conveyed, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Purchase Agreement, then the Purchaser Agent, at the request and sole expense of such Grantor, shall promptly execute and deliver to such Grantor all releases, filings, and other documents, and take such other action, reasonably necessary for the release of the Liens created hereby or by any other Transaction Document on such Collateral.
(ii)The Purchaser Agent may release any of the Pledged Equity from this Agreement or may substitute any of the Pledged Equity for other Pledged Equity without altering, varying or diminishing in any way the force, effect, lien, pledge or security interest of this Agreement as to any Pledged Equity not expressly released or substituted, and this Agreement shall continue as a first priority lien on all Pledged Equity not expressly released or substituted.
(iii)Upon the occurrence of the Milestone, all Liens of the Purchaser Agent in the Non-Anktiva Collateral shall automatically be deemed terminated and released and the Purchaser Agent, at the request and sole expense of such Grantor, shall promptly execute and deliver to such Grantor all releases (including, without limitation, UCC-3 termination statements, notices of termination to be filed with the USPTO and the United States Copyright Office, and control agreement terminations) filings, and other documents (including, without limitation, a statement of the Purchaser Agent that any released collateral is no longer subject to a Lien under this Agreement), and take such other action, reasonably necessary for the release of the Liens created hereby or by any other Transaction Document on such Non-Anktiva Collateral.
9.Application of Proceeds. Any payments in respect of the Obligations and any proceeds of the Collateral, when received by the Purchaser Agent or any Secured Party, will be applied in reduction of the Obligations in the order determined by Purchaser Agent in its sole and absolute discretion.
10.Continuing Agreement.
(a)This Agreement shall remain in full force and effect until the Termination Date, at which time this Agreement (other than obligations under this Agreement which expressly survive termination) and the Liens created hereby shall automatically be deemed terminated and released and the Purchaser Agent, at the request and sole expense of such Grantor, shall promptly execute and deliver to such Grantor all releases, filings, and other documents, and take such other action, reasonably necessary for the release of the Liens created hereby or by any other Transaction Document, and shall duly assign, transfer and deliver to such Grantor such of the Collateral as may be in the possession of Purchaser Agent and as has not theretofore been sold or otherwise applied or released pursuant to this Agreement.
(b)This Agreement shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Obligations is rescinded or must otherwise be restored or returned by the Purchaser Agent or any Secured Party as a preference, fraudulent conveyance or otherwise under any Bankruptcy Laws, all as though such payment had not been made; provided that in the event payment of all or any part of the Obligations is rescinded or must be restored or returned, all reasonable costs and expenses (including without limitation any reasonable legal fees and disbursements) incurred by the Purchaser Agent or any Secured Party in defending and enforcing such reinstatement shall be deemed to be included as a part of the Obligations.
11.Amendments; Waivers; Modifications, Etc. This Agreement and the provisions hereof may not be amended, waived, modified, changed, discharged or terminated except as set forth in Section 8.08 of the Purchase Agreement.

12.Successors in Interest. This Agreement shall be binding upon each Grantor, its successors and assigns and shall inure, together with the rights and remedies of the Purchaser Agent and the Secured Parties hereunder, to the benefit of the Purchaser Agent and the Secured Parties and their successors and permitted assigns.
13.Notices. All notices required or permitted to be given under this Agreement shall be in conformance with Section 8.02 of the Purchase Agreement; provided that notices and communications to any Grantor shall be directed to such Grantor, care of the Company, at the address of the Company set forth on Section 8.02 of the Purchase Agreement.
14.Counterparts. This Agreement may be executed in any number of counterparts, each of which where so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart. Delivery of an executed counterpart of a signature page of this Agreement by fax transmission or other electronic mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement. Without limiting the foregoing, to the extent a manually executed counterpart is not specifically required to be delivered, upon the request of any party, such fax transmission or electronic mail transmission shall be promptly followed by such manually executed counterpart.
15.Headings. The headings of the sections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.
16.Governing Law; Submission to Jurisdiction; Venue; Waiver of Jury Trial. This Agreement shall be governed by, and construed, interpreted and enforced in accordance with, the laws of the state of New York, without giving effect to the principles of conflicts of law thereof. The terms of Sections 8.14(b), 8.14(c) and 8.15 of the Purchase Agreement with respect to submission to jurisdiction, venue and waiver of jury trial are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.
17.Severability. If any provision of this Agreement is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.
18.Entirety. This Agreement, the other Transaction Documents and the other documents relating to the Obligations represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Transaction Documents, any other documents relating to the Obligations, or the transactions contemplated herein and therein.
19.Other Security. To the extent that any of the Obligations are now or hereafter secured by property other than the Collateral (including, without limitation, real property and securities owned by a Grantor), or by a guarantee, endorsement or property of any other Person, then the Purchaser Agent shall have the right to proceed against such other property, guarantee or endorsement upon the occurrence and during the continuance of any Put Option Event, and the Purchaser Agent shall have the right, in its sole discretion, to determine which rights, security, liens, security interests or remedies the Purchaser Agent shall at any time pursue, relinquish, subordinate, modify or take with respect thereto, without in any way modifying or affecting any of them or the Obligations or any of the rights of the Purchaser Agent or the Secured Parties under this Agreement, under any other of the Transaction Documents or under any other document relating to the Obligations.

20.Joinder. At any time after the date of this Agreement, one or more additional Persons may become party hereto by executing and delivering to the Purchaser Agent a Joinder Agreement in the form of Exhibit E. Immediately upon such execution and delivery of such Joinder Agreement (and without any further action), each such additional Person will become a party to this Agreement as an “Grantor” and have all of the rights and obligations of a Grantor hereunder and this Agreement and the schedules hereto shall be deemed amended by such Joinder Agreement.
21.Consent of Issuers of Pledged Equity. Any Grantor that is an Issuer hereby acknowledges, consents and agrees to the grant of the security interests in such Pledged Equity by the applicable Grantors pursuant to this Agreement, together with all rights accompanying such security interest as provided by this Agreement and Applicable Law, notwithstanding any anti-assignment provisions in any operating agreement, limited partnership agreement or similar organizational or governance documents of such Issuer.
22.Joint and Several Obligations of Grantors.
(a)Each of the Grantors is accepting joint and several liability hereunder in consideration of the financial accommodations to be provided by the Purchasers under the Purchase Agreement, for the mutual benefit, directly and indirectly, of each of the Grantors and in consideration of the undertakings of each of the Grantors to accept joint and several liability for the obligations of each of them.
(b)Each of the Grantors jointly and severally hereby irrevocably and unconditionally accepts, not merely as a surety but also as a primary obligor, joint and several liability with the other Grantors with respect to the payment and performance of all of the Obligations, it being the intention of the parties hereto that (i) all the Obligations shall be the joint and several obligations of each of the Grantors without preferences or distinction among them and (ii) a separate action may be brought against each Grantor to enforce this Agreement whether or not the Company, any other Grantor or any other person or entity is joined as a party.
(c)Notwithstanding any provision to the contrary contained herein, in any other of the Transaction Documents, to the extent the obligations of a Grantor shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of such Grantor hereunder shall be limited to the maximum amount that is permissible under Applicable Law (whether federal or state and including, without limitation, Bankruptcy Laws).
23.Marshaling. The Purchaser Agent shall not be required to marshal any present or future collateral security (including but not limited to the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of its rights and remedies hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising. To the extent that it lawfully may, each Grantor hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of the Purchaser Agent’s rights and remedies under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, each Grantor hereby irrevocably waives the benefits of all such laws.
24.Injunctive Relief.

(a)Each Grantor recognizes that, in the event such Grantor fails to perform, observe or discharge any of its obligations or liabilities under this Agreement or any other Transaction Document, any remedy of law may prove to be inadequate relief to the Purchaser Agent and the other Secured Parties. Therefore, each Grantor agrees that the Purchaser Agent and the other Secured Parties, at the option of the Purchaser Agent and the other Secured Parties, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.
(b)The Purchaser Agent, the other Secured Parties and each Grantor hereby agree that no such Person shall have a remedy of punitive or exemplary damages against any other party to a Transaction Document and each such Person hereby waives any right or claim to punitive or exemplary damages that they may now have or may arise in the future in connection with any dispute under this Agreement or any other Transaction Document, whether such dispute is resolved through arbitration or judicially.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

GRANTORS:	IMMUNITYBIO, INC.

	By:	/s/ David Sachs
	Name:	David Sachs
	Title:	Chief Financial Officer

INFACELL THERAPEUTIICS, INC.
	By:	/s/ David Sachs
	Name:	David Sachs
	Title:	Chief Financial Officer

NANTCELL, INC.
	By:	/s/ David Sachs
	Name:	David Sachs
	Title:	Chief Financial Officer

ETUBICS CORPORATION
	By:	/s/ David Sachs
	Name:	David Sachs
	Title:	Chief Financial Officer

ALTOR BIOSCIENCE, LLC
	By:	/s/ David Sachs
	Name:	David Sachs
	Title:	Chief Financial Officer

ALTOR BIOSCIENCE MANUFACTURING COMPANY, LLC
	By:	/s/ David Sachs
	Name:	David Sachs
	Title:	Manager
[Signature Page to Security and Pledge Agreement]

RECEPTOME, INC.

By:	/s/ David Sachs
Name:	David Sachs
Title:	Chief Financial Officer

IGDRASOL, INC.
By:	/s/ David Sachs
Name:	David Sachs
Title:	Chief Financial Officer

MCLR PARENT LLC
By:	/s/ David Sachs
Name:	David Sachs
Title:	Manager

MARIPOSA CLINIC CO LLC
By:	/s/ David Sachs
Name:	David Sachs
Title:	Manager

MARIPOSA LAB CO LLC
By:	/s/ David Sachs
Name:	David Sachs
Title:	Manager

MARIPOSA RADIOLOGY CO LLC
By:	/s/ David Sachs
Name:	David Sachs
Title:	Manager
[Signature Page to Security and Pledge Agreement]

VBC HOLDINGS LLC

By:	/s/ David Sachs
Name:	David Sachs
Title:	Chief Financial Officer

IMMUNOTHERAPY NANTIBODY, LLC
By:	/s/ David Sachs
Name:	David Sachs
Title:	Manager
[Signature Page to Security and Pledge Agreement]

Accepted and agreed to as of the date first above written.

INFINITY SA LLC,
as Purchaser Agent

By:	/s/ David Dubinsky
Name:	David Dubinsky
Title:	Authorized Signatory
[Signature Page to Security and Pledge Agreement]